EXHIBIT 99.1

Cellceutix Corporation Provides Business Update and Timeline of Upcoming Milestones

BEVERLY, MA--(September 13, 2016) - Cellceutix Corporation (OTCQB: CTIX) ("the Company"), a clinical stage biopharmaceutical company developing innovative therapies with dermatology, oncology, antibiotic, and anti-inflammatory applications, today provided a fiscal year-end business update including a timeline of key upcoming milestones.

Leo Ehrlich, Chief Executive Officer, commented, “We are extremely pleased with the tremendous progress that we have made, especially within the last 12 months.  We have assembled an attractive portfolio of three unique compounds, each of which addresses very large markets and is supported by strong IP protection. To date, we have met all of the primary endpoints in each of our clinical trials, and we have a number of very important milestones upcoming during the course of the next 12 to 18 months. Many of these milestones have the potential to create a substantial inflection (turning) point in our market cap.”

Upcoming Milestones

Drug Candidate			Event	Description	Period	Year
Brilacidin	Kevetrin	Prurisol
☒			Clinical Update	Ulcerative Proctitis- Interim analysis Ph2a trial	4Q	2016
	☒		Trial Progress	Ovarian Cancer- Initiation Ph2a trial	4Q	2016
		☒	Trial Progress	Psoriasis- Initiation Ph2b trial	4Q	2016
☒			Clinical Update	Oral Mucositis- Interim analysis Ph2	1H	2017
		☒	Clinical Update	Psoriasis- Interim Analysis Ph2b	1H	2017
☒			Clinical Update	Ulcerative Proctitis- Complete Ph2a trial	1H	2017
☒			Clinical Update	Oral Mucositis- Complete analysis Ph2 trial	2H	2017
	☒		Clinical Update	Ovarian Cancer- PoC p53 modulation (Ph2a)	2H	2017
☒			Trial Progress	ABSSSI- Start Ph3 trial	*	2017

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*Timetable dependent on reaching SPA agreement with FDA

Arthur P. Bertolino, MD, PhD, MBA, President and Chief Medical Officer at Cellceutix, commented, “We are making progress advancing Prurisol through the clinical pathway. We completed a Phase 2a trial of Prurisol in patients with mild-to-moderate chronic plaque psoriasis in May 2016.  The trial successfully achieved its primary endpoint, further validating Prurisol’s potential as a novel oral treatment for psoriasis. On the heels of these data, we are now planning our Phase 2b trial of Prurisol for patients with moderate-to-severe plaque psoriasis in order to better define appropriate dosing to achieve greatest clinical responses and we expect to have our interim analysis top-line results in the second quarter of 2017.  We believe that the potential safety profile of Prurisol may make this an attractive alternative to Celgene’s OTEZLA, which is on its way to achieving $1 billion in sales within just three years of its launch.”

“We are also making headway with our Kevetrin asset, which has shown potent anti-tumor activity.  Following our Phase 1 clinical trial at Harvard Cancer Centers' Dana Farber Cancer Institute and Beth Israel Deaconess Medical Center, we are now preparing for a Phase 2a trial of Kevetrin for treating late stage ovarian cancer.  We anticipate that this trial will start in the fourth quarter of this year.  Our plan is to conduct a small trial that will provide the critical data necessary to forge a partnership with a large pharmaceutical company that could potentially fund development of Kevetrin through FDA approval.  We are encouraged by the guidance and feedback that we have received from potential partners which are incorporated in our Phase 2a trial design.”

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“Lastly, we completed our Phase 2b trial of Brilacidin for Acute Bacterial Skin and Skin Structure Infections, or ABSSSI, and are moving forward with our Phase 2 clinical trial with Brilacidin-OM for the prevention of Oral Mucositis in patients with head and neck cancer.  Brilacidin has a novel mechanism of action-- robust anti-bacterial as well as anti-inflammatory properties. In fact, a single dose of Brilacidin has been shown to deliver comparable clinical outcomes to the FDA-approved seven-day dosing regimen of daptomycin.  Moreover, we believe that it will demonstrate a broad spectrum of activity in infectious diseases, gastrointestinal and inflammatory diseases, and a variety of dermatological diseases.”

Mr. Ehrlich concluded, “To wrap up, the consistent theme across all of our compounds is strong supporting clinical data and a clear path to delivering a meaningful return on investment.  We had previously been largely under the radar of Wall Street and institutional investors, but given our success to-date, we are now engaging in a much more aggressive outreach effort. We have a number of important upcoming milestones, that if successful, we believe will drive meaningful value for shareholders.”

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About Cellceutix

Headquartered in Beverly, Massachusetts, Cellceutix is a publicly traded company under the symbol "CTIX". Cellceutix is a clinical stage biopharmaceutical company developing innovative therapies in multiple diseases. Cellceutix believes it has a world-class portfolio of compounds and is now engaged in advancing its compounds and seeking strategic partnerships. Cellceutix's anti-cancer drug Kevetrin concluded a Phase 1 clinical trial at Harvard Cancer Centers' Dana Farber Cancer Institute and Beth Israel Deaconess Medical Center, and Cellceutix is now preparing its plans for a Phase 2 study. In the laboratory Kevetrin has shown to induce activation of p53, often referred to as the "Guardian Angel Gene" due to its crucial role in controlling cell mutations. Cellceutix is in a Phase 2 clinical trial with its novel compound Brilacidin-OM for the prevention of Oral Mucositis in patients with head and neck cancer. Brilacidin-OM, a defensin mimetic compound, has shown in an animal model to reduce the occurrence of severe ulcerative oral mucositis by more than 94% compared to placebo. Cellceutix's anti-psoriasis drug Prurisol completed a Phase 2 trial and Cellceutix is now setting up a Phase 2b study. Prurisol is a small molecule that acts through immune modulation and PRINS reduction. Cellceutix's lead antibiotic, Brilacidin, has completed a Phase 2b trial for Acute Bacterial Skin and Skin Structure Infections, or ABSSSI. Top-line data have shown a single dose of Brilacidin to deliver comparable clinical outcomes to the FDA-approved seven-day dosing regimen of daptomycin. Brilacidin has the potential to be a single-dose therapy for certain multi-drug resistant bacteria (Superbugs). Cellceutix has formed research collaborations with world-renowned research institutions in the United States and Europe, including MD Anderson Cancer Center, Beth Israel Deaconess Medical Center, and the University of Bologna. More information is available on the Cellceutix web site at www.cellceutix.com.

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning projected timelines for the initiation and completion of clinical trials, our future drug development plans, other statements regarding future product developments, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements   involve risks, uncertainties and assumptions that could cause Cellceutix's actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. Cellceutix has in some cases identified forward-looking statements by using words such as "anticipates," "believes," "hopes," "estimates," "looks," "expects," "plans," "intends," "goal," "potential," "may," "suggest," and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are Cellceutix's need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock to Aspire Capital; the fact that Cellceutix's compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in Cellceutix's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Cellceutix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT:

Cellceutix Corporation
Leo Ehrlich

info@cellceutix.com

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